Exhibit 99.2

TECH INDUSTRIES, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of June 30, 2003 and
For the Six-Month Periods Ended June 30, 2003 and 2002

TECH INDUSTRIES, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED BALANCE SHEETS
 (in thousands)

June 30,
2003

ASSETS

Current assets:

Cash and cash equivalents	$5,167

Accounts receivable, less allowance of $212	5,285

Inventories	3,171

Property held for sale	790

Other current assets	340

Total current assets	14,753

Property and equipment, net	5,502

Other assets	4

Total assets	$20,259

LIABILITIES, MINORITY INTEREST AND EQUITY

Current liabilities:

Accounts payable	$895

Accrued expenses and liabilities	1,236

Total current liabilities	2,131

Minority interest	408

Equity:

Common stock	21

Paid-in capital	2,820

Partners’ capital	1,576

Shareholder loan	(1,080)

Retained earnings	14,383

Total equity	17,720

Total liabilities, minority interest and equity	$20,259

The accompanying notes are an integral part of these condensed combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
 (in thousands)

	For the Six-Month Periods
	Ended June 30,

	2003	2002

Sales	$17,889	$15,777

Cost of sales	13,405	11,983

Gross profit	4,484	3,794

Selling, general and administrative	2,129	1,972

Research and development	—	168

Income from operations	2,355	1,654

Other (income) expense:

Interest income	(38)	(33)

Commission income	(146)	—

Other, net	(288)	65

	(472)	32

Net income	$2,827	$1,622

The accompanying notes are an integral part of these condensed combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
 (in thousands)

	For the Six-Month Periods
	Ended June 30,

	2003	2002

Cash flows used in operating activities:

Net income	$2,827	$1,622

Adjustments to reconcile net income to net cash provided by operating activities

Depreciation and amortization	817	801

(Gain) loss on foreign currency	(181)	258

(Increase) decrease in:

Accounts receivable	(1,168)	418

Inventories	(366)	778

Other assets	(88)	3

Increase (decrease) in:

Accounts payable	(28)	(402)

Accrued expenses and liabilities	(197)	369

Net cash provided by operating activities	1,616	3,847

Cash flows from investing activities:

Principal collected on notes receivable	—	12

Capital expenditures	(229)	(617)

Net cash used in investing activities	(229)	(605)

Cash flows from financing activities:

Payments on long-term debt	—	(136)

Increase in shareholder loan	(1,080)	—

Capital contributions	4	11

Distributions to stockholders/partners	(640)	(3,773)

Net cash used by financing activities	(1,716)	(3,898)

Effect of exchange rate changes on cash	49	(48)

Net decrease in cash and cash equivalents	(280)	(704)

Cash and cash equivalents at beginning of period	5,447	1,468

Cash and cash equivalents at end of period	$5,167	$764

The accompanying notes are an integral part of these condensed combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation:

     The accompanying unaudited condensed combined financial statements include the accounts of Tech Industries, Inc. (Tech) and its subsidiaries and affiliated entities Fairmount Realty Associates, 84 Fairmount Street Limited Partnership and Tech Industries U.K. Ltd. (collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America. The affiliated entities are included since the entities have common ownership with Tech. These affiliated entities are collectively referred to as the “Affiliates”. In the opinion of the Company’s management, the accompanying unaudited condensed combined financial statements contain all adjustments, consisting only of those of a normal, recurring nature necessary for a fair presentation of the results of operations and cash flows of the Company for the periods indicated. While management believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the audited combined financial statements of the Company for the year ended December 29, 2002 included elsewhere in this Form 8-K/A. Operating results for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2003.

2.  Subsequent Event:

     In August 2003, Tech Industries, Inc. distributed its stock ownership in Tech Industries Ireland Limited to the shareholders of Tech Industries, Inc.

     On September 19, 2003, all of the outstanding stock of Tech Industries, Inc., Tech Industries U.K. Ltd. and partnership interests of 84 Fairmount Street Ltd. Partnership and Fairmount Realty Associates were sold to Portola Packaging, Inc. “Portola”. Portola is a leading diversified packaging business based in San Jose, California, Portola designs, manufactures, and markets a full line of tamper-evident plastic closures primarily for the dairy, fruit juice, and bottled water market segments.